                                                     RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-5212



          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 19, 1996


                                 US$100,000,000

                                Imax Corporation

            5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE APRIL 1, 2003


     The following items are hereby added to the Selling Securityholder table on pages 15 and 16 of the accompanying Prospectus, as amended by the Prospectus Supplements dated September 27, 1996, November 5, 1996, January 30, 1997 and May 9, 1997:



    "62.     Lincoln National Life Insurance - Corp. Convertible Securities Pool  $1,075,000
     63.     Lincoln National Convertible Securities Fund.......................  $  600,000
     64.     Weirton Trust......................................................  $  150,000
     65.     Donaldson, Lufkin & Jenrette Securities Corp.......................  $4,750,000
     66.     Goldman, Sachs & Co................................................  $  795,000"


          The date of this Prospectus Supplement is December 18, 1997